Exhibit 99.1

VOLCANO REPORTS FULL YEAR REVENUES INCREASE 31 PERCENT

FOURTH QUARTER REVENUES INCREASE 23 PERCENT

(SAN DIEGO, CA), February 17, 2009—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, today reported that revenues for the full year 2008 increased 31 percent over full year 2007 and that revenues for the fourth quarter of 2008 increased 23 percent over those in the fourth quarter of 2007.

For the year ended December 31, 2008, Volcano reported revenues of $171.5 million versus revenues of $130.6 million in fiscal 2007. Revenues in the fourth quarter of 2008 were $49.3 million versus revenues of $40.0 million in the same period a year ago. The company said that the growth in revenues in the fourth quarter was driven by a 20 percent increase in intravascular ultrasound (IVUS) revenues and increased adoption of its Functional Measurement (FM) offerings.

For the fourth quarter of 2008, the company reported GAAP net income of $1.4 million, or $0.03 per diluted share, versus a GAAP net loss of $23.7 million, or $0.53 per share, in the same period of 2007. Included in the results for the fourth quarter of 2007 are in-process research and development charges of $26.2 million related to Volcano’s acquisition of CardioSpectra, Inc., that was completed in December 2007. Weighted average shares for the fourth quarter of 2008 were 50.3 million versus 44.9 million a year ago, reflecting the impact of the company’s equity offering that was completed in the fourth quarter of 2007.

Excluding stock-based compensation expense of $2.5 million and in-process research and development charges of $274,000, the company reported net income of $4.2 million, or $0.08 per diluted share, in the fourth quarter of 2008. In the fourth quarter of 2007, excluding stock-based compensation expense of $2.0 million and the in-process research and development charge of $26.2 million, the company reported net income of $4.4 million, or $0.09 per diluted share. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com.

For the full year 2008, the company reported a GAAP net loss of $13.7 million, or $0.29 per share versus a GAAP net loss of $26.6 million, or $0.66 per share in 2007. Excluding in-process research and development charges of $12.7 million, stock-based compensation expense of $9.5 million and $2.9 million in due diligence, legal and accounting expenses related to a proposed acquisition that was not consummated, Volcano reported net income of $11.4 million, or $0.23 per diluted share, in 2008. Excluding in-process research and development charges of $26.2 million and stock-based compensation expense of $6.7 million, Volcano reported net income of $6.3 million, or $0.15 per diluted share, in 2007. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com. The company ended fiscal 2008 with $149.9 million in cash, cash equivalents and short-term available for sale investments.

“Volcano concluded 2008 in a very strong manner, executing on our market expansion and technology innovation initiatives, as well as our product pipeline development programs—both through our internal efforts and the three key acquisitions we completed during the year,” said Scott Huennekens, president and chief executive officer.

“As evidenced by our revenue growth, we continued to increase the market presence of our IVUS offerings, placing 330 IVUS consoles during the quarter versus 177 in the fourth quarter of 2007, or an increase of 86%. Importantly, most of these 330 IVUS consoles were multi-modality with FM capability as well. In total, we placed 867 IVUS consoles in 2008 versus 597 in 2007, an increase of 45 percent, and also experienced a commensurate growth in our IVUS disposable revenues, which grew 18 percent versus the fourth quarter of 2007 and 26 percent for the year. In addition, our FM business grew 36 percent in the quarter versus the fourth quarter of 2007. We also achieved gross margin improvement and leveraged our operating expenses, which enabled us to be profitable on a GAAP basis in the quarter.

“The patients and company are benefiting,” he continued, “from a continuing favorable environment for percutaneous coronary interventions, the proliferation of IVUS and FM integrated systems and the release of positive data, including the recent publication of trial data from FAME (Fractional Flow Reserve vs. Angiography for Multivessel Evaluation) in The New England Journal of Medicine that we believe will be a catalyst for our FM business going forward.

“We continue to build out our direct sales force in the U.S. and Europe and implement our direct distribution strategy in Japan. We also achieved significant progress with our future OCT, forward-looking IVUS and image guided therapy offerings designed to complement our multi-modality platform strategy and address markets that are potentially larger than those we currently serve. The first of the new forward-looking IVUS devices is expected to be introduced later this year,” Huennekens noted.

Guidance for 2009

The company provided the following financial guidance for 2009

For its base IVUS and FM businesses, the company expects revenues of $203-$207 million, an increase of 18-21 percent over IVUS and FM revenues in 2008. Gross margin for its IVUS and FM business is expected to be in the range of 63-64 percent. Operating expenses related to its IVUS and FM businesses, including stock-based compensation expense and approximately $3.2 million of intangible amortization, are expected to be 63-64 percent of revenues. These expectations reflect increased SG&A spending to build out the company’s presence in Japan to support its direct distribution strategy, the build out of its sales force in the U.S. and Europe, infrastructure spending and a modest increase in research and development spending to fund product development programs, clinical trials and regulatory activities.

Revenues attributable to Axsun Technologies, Inc., which the company acquired at the end of 2008 and will operate as a wholly-owned subsidiary, are expected to be in the range of $15-$16 million, with approximately 85 percent generated by Axsun’s industrial segment. Gross margin at Axsun is expected to be in the range of 24-25 percent. Operating expenses are expected to be 44-45 percent of revenues. Major spending at Axsun during 2009 will include research and development programs to develop lower cost platforms and new devices and systems for medical imaging applications, as well as market development initiatives.

On a consolidated basis, Volcano expects total revenues in fiscal 2009 of $218-$223 million, an increase of 27-30 percent over revenues in 2008. Gross margin is expected to be in the range of 60-62 percent, reflecting the dilutive effect of the Axsun business. Operating expenses, including stock-based compensation expense of approximately $13.3 million and approximately $4.1 million of intangible amortization, is expected to be 62-63 percent of revenues.

The company expects to report a GAAP net loss of $0.05–$0.08 per share. Based on the expected timing for investments in the company described earlier and the anticipated growth trajectory for revenues, the company expects to show a GAAP net loss in the first half of 2009, and GAAP net income in the second half of 2009.

Excluding stock-based compensation expense of approximately $13.3 million, Volcano expects to report net income of $0.19-$0.21 per diluted share. The company expects that operating income in 2009, excluding stock-based compensation expense, due diligence costs and in-process research and development expenses, will be roughly double the $5.4 million of 2008.

The company said that excluding stock-based compensation expense, in-process research and development and acquisition due diligence costs, it expects 2009 results on a per diluted share basis will be impacted roughly $0.02–$0.04 per share versus the net income of $0.23 per diluted share of 2008, due primarily to the contributions of interest income and the exchange rate gain in 2008 that are not expected to occur in 2009.

The company said that weighted average shares outstanding at year-end 2009 are expected to be approximately 48.2 million basic shares and 50.5 million diluted shares.

Conference Call

The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-4758, passcode 8404715, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through February 24, at (719) 457-0820, passcode 8404715, and via the company’s website.

Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 4,000 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at http://www.volcanocorp.com.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development related to the costs associated with the November 2008 acquisition of Impact Medical Technologies, LLC, the May 2008 acquisition of Novelis, Inc., and the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated, are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2009, market adoption of the company’s technology, the impact of clinical and other technical data, the success and timing of product development, product introduction and clinical trial programs, growth strategies and market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(916) 638-8008

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$100,949	$122,913
Short-term available-for-sale investments	48,941	66,205
Accounts receivable, net	41,795	27,976
Inventories	28,936	21,243
Prepaid expenses and other current assets	5,869	3,997

Total current assets	226,490	242,334
Restricted cash	327	365
Property and equipment, net	30,007	13,692
Intangible assets, net	15,636	9,385
Other non-current assets	2,177	798

	$274,637	$266,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,867	$11,077
Accrued compensation	12,690	9,083
Accrued expenses and other current liabilities	9,903	6,600
Deferred revenues	5,872	5,360
Short-term debt	151	—
Current maturities of long-term debt	57	120

Total current liabilities	43,540	32,240
Long-term debt	34	78
Deferred license fee	875	1,125
Other	456	194

Total liabilities	44,905	33,637
Stockholders’ equity	229,732	232,937

	$274,637	$266,574

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues	$49,253	$40,009	$171,495	$130,614
Cost of revenues	18,378	16,093	64,293	51,559

Gross profit	30,875	23,916	107,202	79,055
Operating expenses:
Selling, general and administrative	21,964	18,360	84,369	62,631
Research and development	7,867	5,074	26,690	20,315
In-process research and development	274	26,188	12,681	26,188
Amortization of intangibles	788	754	3,125	3,067

Total operating expenses	30,893	50,376	126,865	112,201

Operating loss	(18)	(26,460)	(19,663)	(33,146)
Interest income	622	2,211	4,828	5,841
Interest expense	(105)	(6)	(113)	(199)
Exchange rate gain	718	410	1,809	1,452
Other, net	54	—	54	—

Income (loss) before (benefit from) provision for income taxes	1,271	(23,845)	(13,085)	(26,052)
(Benefit from) provision for income taxes	(87)	(102)	620	524

Net income (loss)	$1,358	$(23,743)	$(13,705)	$(26,576)

Net income (loss) per share - basic	$0.03	$(0.53)	$(0.29)	$(0.66)

Net income (loss) per share - diluted	$0.03	$(0.53)	$(0.29)	$(0.66)

Shares used in calculating net income (loss) per share - basic	47,793	44,939	47,376	40,024

Shares used in calculating net income (loss) per share - diluted	50,286	44,939	47,376	40,024

VOLCANO CORPORATION

Reconciliation of GAAP Results to Non-GAAP Results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
GAAP operating loss	$(18)	$(26,460)	$(19,663)	$(33,146)
Stock-based compensation	2,541	1,988	9,537	6,691
In-process research and development	274	26,188	12,681	26,188
Acquisition due-diligence costs	—	—	2,878	—

Non-GAAP operating income (loss)	$2,797	$1,716	$5,433	$(267)

GAAP net income (loss)	$1,358	$(23,743)	$(13,705)	$(26,576)
Stock-based compensation	2,541	1,988	9,537	6,691
In-process research and development	274	26,188	12,681	26,188
Acquisition due-diligence costs	—	—	2,878	—

Non-GAAP net income	$4,173	$4,433	$11,391	$6,303

GAAP net income (loss) per share - basic	$0.03	$(0.53)	$(0.29)	$(0.66)
Stock-based compensation	0.05	0.04	0.20	0.17
In-process research and development	0.01	0.58	0.27	0.65
Acquisition due-diligence costs	—	—	0.06	—

Non-GAAP net income per share - basic	$0.09	$0.10	$0.24	$0.16

Shares used in calculating net income per share - basic	47,793	44,939	47,376	40,024

GAAP net income (loss) per share - diluted	$0.03	$(0.53)	$(0.29)	$(0.66)
Stock-based compensation	0.04	0.04	0.19	0.15
In-process research and development	0.01	0.55	0.25	0.61
Acquisition due-diligence costs	—	—	0.06	—
Adjustment to shares used in calculating net income per share	—	0.03	0.02	0.05

Non-GAAP net income per share - diluted	$0.08	$0.09	$0.23	$0.15

Shares used in calculating net income per share - diluted	50,286	47,802	49,954	43,270

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development related to the costs associated with the November 2008 acquisition of Impact Medical Technologies, LLC, the May 2008 acquisition of Novelis, Inc., and the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated, are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(Unaudited)

	Q4 ‘08	Q4 ‘07	Growth %	YTD Q4 ‘08	YTD Q4 ‘07	Growth %
IVUS Systems:
United States	$6.8	$5.8	17%	$22.2	$16.8	32%
Japan	0.8	1.3	(35)%	5.7	3.1	86%
Europe	2.9	1.5	92%	8.2	5.1	62%
Rest of World	0.8	0.2	288%	2.7	1.9	43%

Total IVUS Systems	$11.3	$8.8	28%	$38.8	$26.9	44%
IVUS Disposables:
United States	$14.3	$11.4	26%	$52.0	$40.2	29%
Japan	11.3	10.1	12%	36.0	30.3	19%
Europe	4.1	3.8	9%	17.1	12.8	34%
Rest of World	0.7	0.6	17%	2.9	2.2	30%

Total IVUS Disposables	$30.4	$25.9	18%	$108.0	$85.5	26%
FM:
United States	$3.1	$1.8	70%	$9.4	$6.3	49%
Japan	0.4	0.3	18%	1.3	1.4	(8)%
Europe	1.9	1.7	13%	7.0	5.8	21%
Rest of World	0.2	0.3	(33)%	1.0	0.8	20%

Total FM	$5.6	$4.1	36%	$18.7	$14.3	30%
Other	2.0	1.2	54%	6.0	3.9	56%

Total	$49.3	$40.0	23%	$171.5	$130.6	31%